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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  April 15, 1996
                                                  --------------

                           NORD RESOURCES CORPORATION
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                    0-6202-2                           85-0212139
- ------------------       --------------------               -------------------
(State of other            (Commission File                      (IRS Employer
jurisdiction of                 Number)                         Identification
incorporation)                                                      Number)

                          8150 Washington Village Drive
                                   Dayton,  Ohio                      45458
              ------------------------------------------------   -------------
                   (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code       (513) 433-6307
                                                    -------------------------

                                       N/A
        ----------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.   OTHER EVENTS.

     On April 15, 1996, Nord Resources Corporation (the "Corporation") entered into a Stock Purchase and Sale Agreement ("Stock Purchase Agreement") with MIL (Investments) S.A., a Luxembourg Corporation ("MIL"), whereby the Corporation sold to MIL and MIL purchased from the Corporation 3,160,000 shares ("Purchase Shares") of the Corporation's Common Stock, $.01 par value ("Common Stock") for
the purchase price of $7,900,000,  or $2.50 per share.   The closing price of
the Corporation's Common Stock on the New York Stock Exchange ("NYSE") on April 12, 1996 (the last full trading day prior to the closing of the Stock Purchase Agreement) was $2.25 per share.

     In connection with the Stock Purchase Agreement, the size of the Corporation's Board of Directors (the "Board") was expanded to eight (8) members and MIL was granted the right to designate three (3) members to the Board (the "MIL Nominees") and the Board (excluding the members designated by MIL) retained the right to designate the remaining five (5) members. Pursuant to such right, MIL has designated Max Boulle and Marc Franklin as the MIL Nominees. MIL has retained the right to designate a third MIL Nominee. The Corporation has agreed to nominate and use its best efforts to obtain the election of the MIL Nominees (which may include Max Boulle and Marc Franklin or any other individuals designated by MIL) at each annual or special meeting of stockholders called for the purpose of filling positions on the Board of Directors through and including the annual meeting to be held in 2000. Such actions shall include, without limitation, soliciting persons for the election of directors (including the MIL Nominees) and recommending the MIL Nominees for election to the Board in the same manner as all other nominees of the Corporation for election as directors. If any MIL Nominee shall resign or be removed or be unable to serve for any reason prior to the expiration of such MIL Nominee's term as a director of the Corporation, MIL is required to notify the Board of a replacement MIL Nominee and the Board is required to take all action necessary to cause such replacement MIL Nominee to be elected or appointed to fill the unexpired term of the withdrawing MIL Nominee. The Stock Purchase Agreement provides that the size of the Board shall not be increased or decreased without the approval of at least two (2) of the MIL Nominees.

     The Stock Purchase Agreement further provides that MIL will vote all of the Common Stock of the Corporation it owns and may own in the future for the five
(5) nominees designated by the Board through and including the annual meeting to be held in 2000. Notwithstanding the foregoing, if MIL and its affiliates in the aggregate own in excess of 50% of the then issued and outstanding shares of Common Stock of the Corporation, MIL will be entitled to vote all of its shares of Common Stock without


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regard to any restrictions contained in the Stock Purchase Agreement.
Furthermore, and notwithstanding anything to the contrary contained in the Stock Purchase Agreement, if MIL and its affiliates in the aggregate at any time own 10% or more, but less than 15%, of the issued and outstanding shares of Common Stock, MIL shall only be entitled to designate two (2) MIL Nominees; if MIL and its affiliates own 5% or more, but less than 10%, of the issued and outstanding shares of Common Stock, MIL shall only be entitled to designate one (1) MIL Nominee; and, if MIL and its affiliates own less than 5% of the issued and outstanding shares of Common Stock, MIL shall not be entitled to designate any MIL Nominees.

     Section 203 of the Delaware General Corporation Law ("DGCL") provides that "... a corporation shall not engage in any business combination with any interested stockholders for a period of three (3) years following such stockholder becoming an interested stockholder, unless: (i) prior to such time the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, ...."  Section (c) (5) of Section 203 of the DGCL
defines an "interested stockholder" to mean any person that owns 15% or more of the outstanding voting stock of a corporation. The term "business combination" means any merger or consolidation of a corporation or any subsidiary with an interested stockholder and other enumerated transactions. Prior to the execution of the Stock Purchase Agreement, the Board unanimously adopted a resolution approving the transactions contemplated by the Stock Purchase Agreement and, in connection therewith, waived the provisions of Section 203 of the DGCL with respect to MIL and its affiliates in connection with such transactions and any future transactions between the Corporation and MIL or its affiliates.

     On April 15, 1996, the Corporation also entered into an agreement ("Loan Agreement") with MIL, whereby MIL loaned the sum of $2,100,000 to the Corporation ("Loan") and the Corporation executed and delivered to MIL an unsecured promissory note ("Note") in favor of MIL evidencing the Loan. The Note bears interest at the rate of 7% per annum. Interest accrues and is payable together with the principal balance in full on April 15, 1997. The Note provides that, in the event that the stockholders of the Corporation at the annual meeting approve the conversion of the Loan into Common Stock (the "Loan Conversion"), which approval is required under Rule 312.03(c) of the NYSE Listed Company Manual ("NYSE Manual"), and the NYSE approves the listing of the Conversion Shares (as defined below), the Loan will be converted into 840,000 shares of Common Stock of the Corporation ("Conversion Shares") and the Loan, including all accrued interest thereon, will be cancelled. Thus, the conversion price per share of Common Stock is approximately $2.50 per share. The closing price of the Corporation's Common Stock on the NYSE on April 12, 1996 (the last full trading day prior to the closing of the Loan Agreement) was $2.25 per share.


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     The Loan Agreement provides that the Corporation will use its best efforts to obtain stockholder approval of the Loan Conversion. Pursuant to the Loan Agreement, the Corporation agreed that from April 15, 1996 through and including the date of the annual meeting or any adjournments or postponements thereof, the Corporation would not (i) offer, sell, contract to sell or otherwise issue or dispose of any shares of Common Stock or any other securities convertible into or exchangeable for or that represent the right to receive Common Stock or any other securities of the Corporation (other than pursuant to existing warrants, options and other convertible securities), or (ii) announce or affect any stock split, stock dividend, stock combination, reverse stock split, stock reclassification or reorganization with respect to the Common Stock or any other security of the Corporation.

     MIL has agreed, pursuant to the Loan Agreement, to vote the Purchase Shares in favor of the Loan Conversion subject, however, to submitting a written request to the New York Stock Exchange to confirm that the Purchase Shares may be so voted and, unless the New York Stock Exchange objects to MIL voting the Purchase Shares, MIL shall vote the Purchase Shares in favor of the Loan Conversion.

     Under the Stock Purchase Agreement and Loan Agreement, the Corporation granted MIL the right to demand registration under the Securities Act of 1933, as amended ("1933 Act") of the Purchase Shares and Conversion Shares, respectively. MIL was also granted "piggy-back" registration rights. Neither the Stock Purchase Agreement, the Loan Agreement, nor any of the rights, obligations and claims thereunder may be assigned by MIL, except that upon prior notice to the Corporation, MIL may assign the Stock Purchase Agreement, Loan Agreement and/or any rights, obligations or claims thereunder to Jean-Raymond Boulle or to any entity controlled by Jean-Raymond Boulle, provided that Jean-Raymond Boulle thereafter continues to remain in control of such entity (the terms "controlled" and "control" having the meanings ascribed to them in Rule 12b-2 promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

     The Board has unanimously approved and intends to recommend to the stockholders of the Corporation that they approve the Loan Conversion. If the Loan Conversion is approved, existing stockholders of the Corporation would incur a dilution in their interest in the Corporation of approximately 4.2% and MIL would own, in the aggregate, 4,000,000 shares of Common Stock, representing approximately 20.2% of the issued and outstanding shares of Common Stock. MIL is not restricted in any way from acquiring more shares of Common Stock or from disposing of shares of Common Stock, except for compliance with relevant securities laws.

     The transactions engaged in pursuant to the Stock Purchase Agreement and Loan Agreement were private placements in reliance upon the transaction "safe harbor" afforded by Regulation S, as promulgated by the Securities and Exchange Commission


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under the 1933 Act.

     The Board believes that the investment by MIL, which is indirectly 100% owned by Mr. Jean-Raymond Boulle, is of strategic importance to the Corporation and its subsidiaries given Mr. Boulle's international experience in the mining industry. Mr. Boulle is the founder, a major shareholder, and co-chairman of Diamond Fields Resources, which is the owner of a 75% interest in the newly discovered nickel deposit in Voisey Bay in Labrador, Canada.

     The Corporation entered into the Stock Purchase Agreement, issued the Purchase Shares and entered into and borrowed funds under the Loan Agreement in order to obtain working capital. The Board believes that adding to the Corporation's working capital will strengthen the Corporation's financial position, enable the Corporation to finance its obligations at its 80% owned kaolin subsidiary and help in developing a plan regarding the reopening of its 50% owned rutile mine in Sierra Leone. The issuance of the Purchase Shares and the proposed issuance of the Conversion Shares were not done as a result of any knowledge by the Board or management of the intention of any third party to accumulate Common Stock of the Corporation or to make any third party's attempt to gain control of the Corporation more difficult, time-consuming and/or costly. However, the issuance of such shares could be viewed as having possible anti-takeover effects.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits required to be filed by Item 6.01 of Regulation S-K.

          Item No.                 Description
          --------                 -----------

             10.1 Stock Purchase and Sale Agreement between Nord Resources Corporation and MIL (Investments) S.A., dated April 15, 1996.

             10.2 Agreement between Nord Resources Corporation and MIL (Investments) S.A., dated April 15, 1996.

             99.1             Press Release of Nord Resources Corporation dated
                              April 15, 1996



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORD RESOURCES CORPORATION
                                        --------------------------------
                                               (Registrant)


Date:     April 25, 1996                 s / Karl A. Frydryk
                                         -------------------------------
                                         Karl A. Frydryk,   Secretary




                                  EXHIBIT INDEX

                                                            Sequentially
Item No.            Description                             Numbered Page
- --------            -----------                             -------------

   10.1             Stock Purchase and Sale
                    Agreement between Nord
                    Resources Corporation and
                    MIL (Investments) S.A., dated
                    April 15, 1996.

   10.2             Agreement between Nord
                    Resources Corporation and
                    MIL (Investments) S.A., dated
                    April 15, 1996.

   99.1             Press Release of Nord Resources
                    Corporation dated April 15, 1996.




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